EXHIBIT 77Q1(e)

INVESTMENT ADVISORY CONTRACTS

The following documents are attached:

* Addendum to Goldman Sachs Portfolio Management Agreement

* Addendum to Advisory Agreement for I-Net Tollkeeper Portfolio (fee schedule)

* Letter Agreement terminating management of Equity Portfolio

* Letter Agreement terminating management of Aggressive Equity
 Portfolio

* Exhibit A to Portfolio Management Agreement for Janus Capital
Management LLC (fee schedule)

* Portfolio Management Agreement for Janus Capital Management LLC


The following documents are included in Registrant's Form Type N-1A/B (Accession No. 0001017062-01-500980 filed on December 27, 2001) and incorporated by reference herein:


* Portfolio Management Agreement for Putnam Investments

* Addendum to Advisory Agreement for Equity Income and Research
 Portfolios








AMENDMENT TO THE PORTFOLIO MANAGEMENT AGREEMENT

The Portfolio Management Agreement ("Agreement") made the 1st day of May 1998, and subsequently amended on January 28, 2000 between Pacific Life Insurance Company ("Pacific Life"), a life insurance company domiciled in California, Goldman Sachs Asset Management, a separate operating division of Goldman, Sachs & Co. ("Goldman Sachs", "Portfolio Manager"), a partnership organized and existing under the laws of the State of New York, and Pacific Select Fund (the "Fund"), a Massachusetts Business Trust, is hereby amended as set forth in this Amendment to the Portfolio Management Agreement, which is dated as of December 21, 2001.

WHEREAS, the Fund is registered with the Securities and Exchange
Commission as an open-end management investment company; and

WHEREAS, the Fund offers shares in several Portfolios, two of which are designated the Equity and I-Net Tollkeeper Portfolios; and

WHEREAS, pursuant to the Agreement, Pacific Life and the Fund have appointed Goldman Sachs as Portfolio Manager to the Equity and I-Net Tollkeeper Portfolios and Goldman Sachs has accepted such appointment; and

WHEREAS, Pacific Life, Goldman Sachs and the Fund desire to amend the Agreement in accordance with the provisions set forth in this Amendment;

NOW THEREFORE, in consideration of the mutual premises and covenants contained in this Amendment, the parties agree to amend the Agreement by replacing the Fee Schedule with the following:


PACIFIC SELECT FUND
FEE SCHEDULE




Portfolio:	I-Net Tollkeeper Portfolio


The Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Portfolio at the following annual rate:


0.85% of the first $500 million
0.75% on the next $500 million
0.70% on excess

These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.



Portfolio:	Equity Portfolio


The Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Portfolio at the following annual rate:


	0.35% of the first $100 million
	0.30% on the next $100 million
	0.25% on the next $800 million
	0.20% on excess


These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.






This Amendment shall take effect on January 1, 2002.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first indicated above.


PACIFIC LIFE INSURANCE COMPANY



Attest: /s/ Audrey L. Milfs		By:_/s/ Thomas C. Sutton
Name:  Audrey L. Milfs			Name:	Thomas C. Sutton
Title:	Secretary			Title:	Chairman of the
					Board & Chief Executive
					Officer


GOLDMAN SACHS ASSET MANAGEMENT, BY GOLDMAN, SACHS & CO.



Attest: /s/ Cecilia Garcia		By:_/s/ David B. Ford
Name: Cecilia Garcia			Name: David B. Ford
Title: Legal Analyst			Title: Managing Director


PACIFIC SELECT FUND


Attest: /s/ Audrey L. Milfs		By:_/s/ Thomas C. Sutton
Name:  Audrey L. Milfs			Name:	Thomas C. Sutton
Title:	Secretary			Title:	Chairman of the
					Board & Trustee





AMENDMENT TO ADVISORY AGREEMENT

The Advisory Agreement made the 9th day of November, 1987, and subsequently amended on January 17, 1989, January 4, 1994,
August 15, 1994, November 20, 1995, December 18, 1998,
December 15, 1999, January 28, 2000, August 14, 2000 and
December 27, 2000 between the PACIFIC SELECT FUND (the "Fund"), a Massachusetts business trust, and PACIFIC LIFE INSURANCE COMPANY (the "Adviser"), a corporation organized under the laws of California, (the "Agreement") is hereby amended by the addition of the provisions set forth in this Amendment to the Agreement ("Amendment"), which is made this 21st day of September 2001.

WITNESSETH:

WHEREAS, the Fund is authorized to issue an unlimited number of shares of beneficial interest ("Beneficial Interest") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund currently consists of thirty-one series designated as the Money Market Portfolio, Managed Bond Portfolio, High Yield Bond Portfolio, Inflation Managed Portfolio, Small-Cap Equity Portfolio, Equity Income
Portfolio, Multi-Strategy Portfolio, International Value Portfolio, Equity Index Portfolio, Growth LT Portfolio, Equity Portfolio, Emerging Markets Portfolio, Aggressive Equity Portfolio, Mid-Cap Value Portfolio, Large-Cap Value Portfolio, Small-Cap Index Portfolio, REIT Portfolio, Diversified Research Portfolio, International Large-Cap Portfolio, I-Net
Tollkeeper Portfolio, Strategic Value Portfolio, Focused 30 Portfolio, Blue Chip Portfolio, Aggressive Growth Portfolio, Financial Services Portfolio, Health Sciences Portfolio, Technology Portfolio, Telecommunications Portfolio, Capital Opportunities Portfolio, Mid-Cap Growth Portfolio and Global Growth Portfolio (each referred to as a "Series" in the Agreement, and hereinafter referred to as a "Portfolio");
and

WHEREAS, the Fund desires to amend Section six (6) ("Compensation") of the Agreement under the provisions set forth in the Agreement and in this Amendment;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, it is agreed between the parties hereto as follows:

Section six (6) ("Compensation") of the Agreement is amended by replacing the first paragraph with the following language:


"6. Compensation. For the services provided and the expenses borne by the Adviser pursuant to this Agreement, the Fund will pay to the Adviser a fee at an annual rate on the Money Market Portfolio of ..40% of the first $250 million of the average daily net assets of the Portfolio, .35% of the next $250 million of the average daily net assets of the Portfolio, and .30% of the average daily net assets of the Portfolio in excess of $500 million; on the Managed Bond, High Yield Bond and Inflation Managed Portfolios of .60% of the Large-Cap Portfolio of 1.05% of the average daily net assets of the Portfolio; on the I-Net Tollkeeper Portfolio of 1.40% of the average daily net assets of the Portfolio; on the Strategic Value, Focused 30 and Blue Chip Portfolios of 0.95% of the average daily net assets of the Portfolios; and on the Aggressive Growth Portfolio of 1.00% of the average daily net assets of the Portfolio. This fee shall be computed and accrued daily and paid monthly."



IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below on the date written above.


PACIFIC SELECT FUND


Attest: /s/ Audrey L. Milfs		By:_/s/ Thomas C. Sutton
Name:  Audrey L. Milfs	     		Name: Thomas C. Sutton
Title:    Secretary	     		Chairman of the Board & Trustee


PACIFIC LIFE INSURANCE COMPANY



Attest:  /s/ Audrey L. Milfs		By:_/s/ Thomas C. Sutton
Name:  Audrey L. Milfs			Name:  Thomas C. Sutton
Title:    Secretary                     Title:    Chairman of the Board &
					Chief Executive Officer


[Pacific Life Letterhead]

					Robin S.Yonis
					Assistant Vice President
					Investment Counsel
					Law Department
					Office:  (949) 219-6767
					Fax:  (949) 219-3706
				Email:  Robin.Yonis@PacificLife.com


October 16, 2001


Via Facsimile and Express Mail
Melissa Brown, Managing Director
Goldman Sachs Asset Management
32 Old Slip
New York, NY 10005

	Re: 	Pacific Select Fund
		Equity Portfolio

Dear Ms. Brown:

This letter confirms our prior to notice you of October 2, 2001. Pursuant to a resolution of the Board of Trustees of Pacific Select Fund ("Fund"), adopted at a meeting held on October 8, 2001, the Portfolio Management Agreement ("Agreement") among the Fund, Goldman Sachs Asset Management and Pacific Life Insurance Company is terminated with respect to management of the Equity Portfolio effective the end of the day on November 30, 2001. This letter shall serve to confirm the requisite notice called for under paragraph 16 of the Agreement.

We thank you for your services and look forward to a long and successful relationship on the I-Net Tollkeeper Portfolio and hopefully others in the years ahead. Also, we very much appreciate your cooperation in transitioning the Equity Portfolio to the new manager.


Best regards,

	/s/ Robin S. Yonis

cc:	Scott Killgallen, Goldman Sachs
	Peter Bonanno, Goldman Sachs
	Cecilia Garcia, Goldman Sachs - Compliance
	Howard Hirakawa, Pacific Life
	Kathleen Hunter, Pacific Life
	Laurene MacElwee, Pacific Life
	Diane Ledger, Pacific Life




[Pacific Life Letterhead]
					Robin S.Yonis
					Assistant Vice President
					Investment Counsel
					Law Department
					Office:  (949) 219-6767
					Fax:  (949) 219-3706
				Email:  Robin.Yonis@PacificLife.com

October 16, 2001


Via Facsimile and Express Mail
Bruce Aronow, Senior Vice President
Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, NY 10105

	Re: 	Pacific Select Fund
		Aggressive Equity Portfolio

Dear Mr. Aronow:

This letter confirms our prior notice to you of October 2, 2001. Pursuant to a resolution of the Board of Trustees of Pacific Select Fund ("Fund"), adopted at a meeting held on October 8, 2001, the Portfolio Management Agreement ("Agreement") among the Fund, Alliance Capital Management L.P. and Pacific Life Insurance
Company is terminated with respect to management of the Aggressive Equity Portfolio effective the end of the day on November 30, 2001. This letter shall serve to confirm the requisite notice called for under paragraph 15 of the Agreement.

We thank you for your services and look forward to a long and successful relationship on the Emerging Markets Portfolio and hopefully others in the years ahead. Also, we very much appreciate your cooperation in transitioning the Aggressive Equity Portfolio to the new manager.


Best regards,

	/s/ Robin S. Yonis

cc:	Rob Absey, Alliance
	Mark Manley, Alliance
	Allison Bernbach, Alliance - Compliance
	Howard Hirakawa, Pacific Life
	Kathleen Hunter, Pacific Life
	Laurene MacElwee, Pacific Life
	Diane Ledger, Pacific Life








Exhibit A

PACIFIC SELECT FUND
FEE SCHEDULE
JANUS CAPITAL MANAGEMENT LLC


EFFECTIVE:   May 1, 2002

Portfolio:	Strategic Value

The Investment Adviser will pay to the Portfolio Manager a monthly fee based on an annual percentage of the combined average daily net assets of the Strategic Value Portfolio of the Pacific Select Fund and the PF Janus Strategic Value Fund, according to the following schedule:

	Rate (%)		Break Point (assets)
	.50%			On first $250 million
	.45%			On next $500 million
	.40%			On next $750 million
	.35%			On excess

Portfolio:	Growth LT

The Investment Adviser will pay to the Portfolio Manager a monthly fee based on an annual percentage of the combined average daily net assets of the Growth LT Portfolio of the Pacific Select Fund and the PF Janus Growth LT Fund, according to the following schedule:

	Rate (%)		Break Point (assets)
	.50%			On first $250 million
	.45%			On next $500 million
	.40%			On next $750 million
	.35%			On excess

Portfolio:	Focused 30

The Investment Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Focused 30 Portfolio at an annual rate equal to:

	Rate (%)		Break Point (assets)
	.50%			On first $250 million
	.45%			On next $500 million
	.40%			On next $750 million
	.35%			On excess

These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.




IN WITNESS WHEREOF, the parties hereto have caused this Fee
Schedule to be executed as of April 30, 2002.


PACIFIC LIFE INSURANCE COMPANY


Attest:  /s/ Audrey L. Milfs	By: 	/s/ Thomas C. Sutton
Name: Audrey L. Milfs		Name:  Thomas C. Sutton
Title: 	Secretary		Title:Chairman of the Board &
				Chief Executive Officer



Attest:  /s/ Audrey L. Milfs	By: 	/s/ Glenn S. Schafer
Name:  Audrey L. Milfs		Name:  Glenn S. Schafer
Title: 	Secretary		Title: President



JANUS CAPITAL MANAGEMENT LLC


Attest:  /s/ Justin B/ Wright	By:    /s/ Bonnie M. Howe
Name:  Justin B. Wright		Name:  Bonnie M. Howe
Title:	Associate Counsel	Title: Vice President of
				Janus Capital Management LLC



PACIFIC SELECT FUND


Attest:  /s/ Audrey L. Milfs	By:  /s/ Thomas C. Sutton
Name: Audrey L. Milfs		Name: Thomas C. Sutton
Title:	Secretary		Title:   Chairman of the
				Board and Trustee




PORTFOLIO MANAGEMENT AGREEMENT

This Portfolio Management Agreement (this "Agreement") is made effective this April 3, 2002 by and among Pacific Life
Insurance Company ("Investment Adviser"), a California corporation, Janus Capital Management LLC ("Portfolio Manager"), a Delaware limited liability company, and Pacific Select Fund
(the "Fund"), a Massachusetts Business Trust.

WHEREAS, the Fund is registered with the Securities and Exchange
Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended
(the "1940 Act"); and

WHEREAS, the Fund currently offers multiple Portfolios, one or more of which the Fund and Investment Adviser desire to retain the Portfolio Manager to render investment advisory services hereunder, and with respect to which the Portfolio Manager is willing to do so; and

WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (" Advisers
Act"); and

WHEREAS, the Portfolio Manager is registered with the SEC as an investment adviser under the Advisers Act; and

WHEREAS, the Fund has retained the Investment Adviser to render investment advisory services to the various Portfolios of the Fund pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a Portfolio Manager to discharge the Investment Adviser's responsibilities with respect to the investment management of such Portfolios, a copy of which has been provided to the Portfolio Manager and is incorporated herein by reference; and

WHEREAS, the Fund and the Investment Adviser desire to retain Portfolio Manager to furnish investment advisory services to one or more Portfolios of the Fund, and the Portfolio Manager is willing to furnish such services to such Portfolios and the Investment Adviser in the manner and on the terms hereinafter set forth; and

NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Fund, the Investment Adviser, and the Portfolio
Manager as follows:

1. APPOINTMENT. The Fund and Investment Adviser hereby appoint Janus Capital Management LLC to act as Portfolio Manager to the Portfolios listed on Exhibit A
(the "Portfolios") for the periods and on the terms set forth in this Agreement. Portfolio Manager accepts such appointment and agrees to furnish services herein set forth for the compensation herein provided. In the event Investment Adviser wishes to retain Portfolio Manager to render investment advisory services to one or more portfolios, other than the Portfolios listed on Exhibit A, Investment Adviser shall notify Portfolio Manager in writing. If Portfolio Manager is willing to render such services, it shall notify the Fund and Investment Adviser in writing, whereupon such portfolio(s) shall become a Portfolio hereunder, and be subject to this Agreement.



2.  PORTFOLIO MANAGER DUTIES.

(a) Portfolio Manager shall, subject to the supervision of the Pacific Select Fund's Board of Trustees and the Investment
Adviser, provide a continuous investment program for the Portfolios and determine the composition of the assets of the Portfolios. The Portfolio Manager will provide investment research and analysis, which may include computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Portfolios' assets by determining the securities, cash and other investments, including futures and options contracts, if any, that shall be purchased, entered into, retained, sold, closed, or exchanged for the Portfolios, when these transactions should be executed, and what portion of the assets of the Portfolios should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Portfolios. To the extent permitted by the written investment policies of the Portfolios, the Portfolio Manager shall make decisions for the Portfolios as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or erivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Portfolios. The Portfolio Manager is responsible for and authorized to and shall exercise tender offers, exchange offers and to vote proxies on behalf of each Portfolio, each as the Portfolio Manager determines is in the best interest of the Portfolio. In performing these duties, the Portfolio Manager:

(b) Shall conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC to the Fund, the Investment Adviser or the Portfolio Manager and received by the Portfolio Manager, (2) all other applicable federal and state laws and regulations pertaining to registered open-end investment management companies and vehicles underlying variable annuity and/or variable life insurance contracts, (3) any applicable written procedures, policies and guidelines adopted by the Fund's Board of Trustees and furnished to Portfolio Manager, (4) the Fund's objectives, investment policies and investment restrictions as stated in the Fund's Prospectus and Statement of Additional Information as supplemented or amended from time to time, as furnished to the Portfolio Manager, and (5) the provisions of the Fund's Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time. Until the Investment Adviser delivers any supplements or amendments to the Portfolio Manager, the Portfolio Manager shall be fully protected in relying on the Fund's Registration Statement, procedures, policies and guidelines previously furnished to the Portfolio Manager by the Investment Advise, (6) Section 851(b)(2) and (3) Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and (7) the provisions of Section 817(h) of the Code, applicable to the Portfolio.

(c) Is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for the Portfolios, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Portfolio Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Portfolios, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Fund, as they may be amended or supplemented from time to time and furnished to the Portfolio Manager. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker or dealer, acting as agent, for effecting a fund transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's (or its affiliates) overall responsibilities with respect to the Portfolios and to its other clients as to which it exercises investment discretion and not all such services or products may be used by the Portfolio Manager in managing the Portfolios.
To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and
Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Portfolio Manager is further authorized to place orders on behalf of the Portfolios through the Portfolio Manager if the Portfolio Manager is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), to any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Portfolios or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to the Adviser and Board of Trustees of The Fund, indicating the brokers, dealers or FCMs to which such allocations have been made.

(d)	Portfolio Manager shall furnish Investment Adviser monthly,
quarterly, and annual reports concerning transactions and performance of each Portfolio in such form as may be mutually agreed upon, and agrees to review and discuss the management of each Portfolio. Portfolio Manager shall permit the financial statements, books and records with respect to each Portfolio to be inspected and audited by the Investment Adviser at all reasonable times during normal business hours. Portfolio Manager shall also provide Investment Adviser and the Fund with such other information and reports as may reasonably be requested by Investment Adviser and the Fund from time to time, other than proprietary information and provided that Portfolio Manager shall not be responsible for Fund accounting.

(e)	Portfolio Manager shall provide to Investment Adviser a copy of Portfolio Manager's Form ADV, and any supplements or amendments thereto, as filed with the Securities and Exchange Commission, on an annual basis, (or more frequently if requested by the Investmen Adviser or the Fund's Board of Trustees) and a list of persons who Portfolio Manager wishes to have authorized to give written and/or oral instructions to the Fund's Custodians for the Portfolios' assets.

(f)	Portfolio Manager will, in connection with the purchase
and sale of securities for the Portfolios, together with Investment Adviser, arrange for the transmission to the custodian, and the recordkeeping agent for the Fund on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of each Portfolio, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and record-keeping responsibilities with respect to the Portfolios, and, with respect to the Portfolios' securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian, recordkeeping agent, and, if required, to the Investment Adviser.

(g)	Portfolio Manager will assist the custodian and recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund, the value of any of the Portfolios' securities or other assets of the Portfolios for which the custodian and recordkeeping agent seeks assistance from Portfolio Manager or identifies for review by Portfolio Manager.

(h)	Portfolio Manager will report regularly to the Fund's Board
of Trustees on the investment program for each Portfolio and the issuers and securities represented in each Portfolio and will furnish the Fund's Board of Trustees with respect to the Portfolios such periodic and special reports as the Trustees and Investment Adviser may reasonably request, including, but not limited to, the monthly compliance checklist, reports regarding compliance with The Fund's procedures pursuant to Rules 17e-1. 17a-7, 10f-3 and 12d3-1 under the 1940 Act, fundamental investment restrictions, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, and compliance with the Fund's or, if adopted by the Board of Trustees, the Portfolio Manager's Code of Ethics, and such other procedures or requirements that the Fund or Investment Adviser may request from time to time.

(i)	Portfolio Manager shall be responsible for the preparation
and filing of Schedule 13G and Form 13F for each Portfolio, on behalf of the Fund. Portfolio Manager shall not be responsible for the preparation or filing of any other reports required of the Fund by any governmental or regulatory agency, except as expressly agreed to in writing. Portfolio Manager shall vote proxies received in connection with securities held by each Portfolio.

(j)	Portfolio Manager will not knowingly disclose or use any
records or information obtained pursuant to this Agreement
(excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if the Board of Trustees of the Fund has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having requisite authority. The Fund and Investment Adviser will not knowingly disclose or use any records or information respecting Portfolio Manager obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized by this Agreement, if Portfolio Manager has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

3.	OBLIGATIONS OF INVESTMENT ADVISER AND THE FUND.

(a)	Investment Adviser or its agent shall provide timely information to Portfolio Manager regarding such matters as the composition of assets in each Portfolio, cash requirements and cash available for investment in each Portfolio, and all other information as may be reasonably necessary for Portfolio Manager to perform its responsibilities hereunder.

(b)	Investment Adviser has herewith furnished Portfolio Manager
a copy of the Fund's registration statement currently in effect and agrees during the continuance of this Agreement to furnish Portfolio Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Investment Adviser agrees to furnish Portfolio Manager with minutes of meetings of the Trustees of the Fund applicable to the Portfolios to the extent they may affect the duties of Investment Adviser, a copy of any financial statements or reports prepared for the Fund, including the Portfolios, by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange, and any further materials or information which Portfolio Manager may reasonably request to enable it to perform its functions under this Agreement.

4.	CUSTODIAN.  Investment Adviser shall provide Portfolio Manager with a copy of the Fund's agreement with the Custodian designated to hold the assets in the Fund and any modification thereto (excepting any information concerning the calculation of fees, in particular, the "Fee Schedule") (the "Custody Agreement") in advance. Portfolio assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement. Portfolio Manager shall have no liability for the acts or omissions of the Custodian. Any assets added to the Portfolios shall be delivered directly to the Custodian.

5.	EXPENSES.  The Portfolio Manager shall bear all expenses
incurred by its staff and for their activities in connection with the performance of its services under this Agreement. Each Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees, (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing services; costs of regulatory compliance; and pro rata costs associated with maintaining legal existence and shareholder relations of the Fund. All other expenses not specifically assumed by the Portfolio Manager hereunder or by the Adviser under the Advisory Agreement are borne by the applicable Portfolio. Pacific Select Fund, Investment Adviser, and Portfolio Manager shall not be considered as partners or participants in a joint venture.

6.	PURCHASE AND SALE OF ASSETS.  Absent instructions from
Investment Adviser to the contrary, Portfolio Manager shall place all orders for the purchase and sale of securities for the Portfolio(s) with brokers or dealers selected by Portfolio Manager, which may include brokers or dealers affiliated with Portfolio Manager. Purchase or sell orders for the Portfolios may be aggregated with contemporaneous purchase or sell orders of other clients of Portfolio Manager. Portfolio Manager shall use its best efforts to obtain execution of Portfolio transactions at prices which are advantageous to the Portfolios and at commission rates that are reasonable in relation to the benefits received. However, Portfolio Manager may select brokers or dealers on the basis that they provide brokerage research, or other services or products to the Portfolio(s) and/or other accounts serviced by Portfolio Manager

7.	COMPENSATION OF PORTFOLIO MANAGER.  Investment Adviser
shall pay to Portfolio Manager a monthly fee in accordance with the fee schedule listed on Exhibit A. Monthly fees shall be calculated by Investment Adviser based upon the average daily net assets of each Portfolio (including cash or cash equivalents) for the preceding month for investment advisory services rendered during that preceding month, and shall be payable to Portfolio Manager by the fifteenth day of the succeeding month. The fee for the first month during which Portfolio Manager shall render investment advisory services under this Agreement shall be based upon the number of days the account was open in that month.
If this Agreement is terminated, the fee shall be based upon the number of days the account was open during the month in which the Agreement is terminated.


8. COMPLIANCE.

(a) The Portfolio Manager agrees that it shall promptly notify the Investment Adviser and the Fund (i) in the event that the SEC or any banking or other regulatory body has censured the Portfolio Manager; placed limitations upon its activities, functions, or operations related to its responsibilities under this Agreement; suspended or revoked its registration, if any, or its ability to serve as an investment adviser; or has commenced proceedings or an investigation that can be reasonably expected to result in any of these actions, and (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder. The Portfolio Manager further agrees to notify the Investment Adviser and the Fund promptly of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

(b) The Investment Adviser agrees that it shall promptly notify the Portfolio Manager (i) in the event that the SEC has censured the Investment Adviser or the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings that may result in any of these actions, and (ii) upon having a reasonable basis for believing that Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter
M of the Internal Revenue Code, and (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder.

9.	COOPERATION.  Each party to this Agreement agrees to
cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Fund.

10.	NON-EXCLUSIVITY.  Investment Adviser and the Fund agree
that the services of Portfolio Manager are not to be deemed exclusive and that Portfolio Manager and its affiliates are free to act as investment adviser and provide other services to various investment companies and other managed accounts. Subject to Section 17j-1 of the 1940 Act, this Agreement shall not in any way limit or restrict Portfolio Manager or any of its directors, officers, employees, or agents from buying, selling, or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by Portfolio Manager of its duties and obligations under this Agreement. Investment Adviser and the Fund recognize and agree that Portfolio Manager may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Fund. Portfolio Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or Investment Adviser in any way or otherwise by deemed an agent of the Fund or Investment Adviser other than in furtherance of its duties and responsibilities as set forth in this Agreement.

11.	LIABILITY.  Except as may otherwise be required by the
1940 Act or the rules thereunder or other applicable law, The Fund and Investment Adviser agree that Portfolio Manager, any affiliated person of Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of Portfolio Manager's duties, or by reason of reckless disregard of Portfolio Manager's obligations and duties under this Agreement.

12. INDEMNIFICATION.

(a)	The Investment Adviser agrees to indemnify and hold
harmless the Portfolio Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Portfolio Manager and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Portfolio Manager (collectively, "Portfolio Manager Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Portfolio Manager or Portfolio Manager Indemnified Persons may become subject under the 1933 Act, the 1940
Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser's responsibilities as Investment Adviser of The Fund which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Investment Adviser's obligations and/or duties under this Agreement by the Investment Adviser or by any of its directors, officers, or employees, or any affiliate acting on behalf of the Investment Adviser (other than Portfolio Manager Indemnified Persons); provided however, that in no case is the indemnity of the Investment Adviser in favor of the Portfolio Manager or Portfolio Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

(b)	The Portfolio Manager agrees to indemnify and hold
harmless, the Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Investment Adviser or such affiliated person or controlling person, may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities to the Fund which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Portfolio Manager's obligations and/or duties under this Agreement by the Portfolio Manager or by any of its directors, officers, or employees, or any affiliate acting on behalf of the Portfolio Manager (other than PL Indemnified Persons); provided, however, that in no case is the indemnity of the Portfolio Manager in favor of the Investment Adviser or any affiliated person or controlling person of the Investment Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligation and duties under this Agreement.

13	DURATION AND TERMINATION.  This Agreement shall remain
in full force and effect until December 31, 2002 and is renewable annually thereafter by agreement of the parties to this Agreement and by specific approval of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of each Portfolio. Any such renewal shall be approved by a vote of a majority of the Trustees who are not interested persons under the 1940 Act, cast in person at a meeting called for the purpose of voting on such renewal. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Portfolio shall be effective to continue this Agreement with respect to such Portfolio notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Portfolio or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of each Portfolio, unless such approval shall be required by any other applicable law or otherwise.
This Agreement may be terminated without penalty, forfeiture, compulsory buyout amount, or performance of any obligation that could deter termination at any time by either party upon (60) sixty days prior written notice to the other party, and will automatically terminate in the event of its assignment, as defined in the 1940 Act, or upon termination of the Investment dviser's Agreement with the Fund.

14.	AMENDMENT.  This Agreement may be amended only if such
amendment is specifically approved by (a) the vote of a majority of the outstanding voting securities of the Portfolios, if required by applicable law, and (b) the vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

15.	BOOKS AND RECORDS.  In compliance with the requirements
of Rule 31a-3 under the 1940 Act, Portfolio Manager hereby agrees that all records which it maintains for the Portfolios are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's or Investment Adviser's request, although Portfolio Manager may, at its own expense, make and retain a copy of such records. Portfolio Manager further agrees to preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

16.	USE OF NAME.

(a)	It is understood that the name "Pacific Life Insurance
Company" and "Pacific Life" and "the Fund" and any derivative thereof or logo associated with those names are the valuable property of the Investment Adviser and its affiliates. Portfolio Manager shall not use such names (or derivatives or logos) without the prior written approval of the Investment Adviser and only for so long as the Investment Adviser is an investment adviser to the Fund and/or the Funds. Upon termination of the Investment Advisory Agreement between the Fund and the Adviser, the Portfolio Manager shall forthwith cease to use such name (or derivative or logo).

(b)	It is understood that the name "Janus Capital
Management LLC" or any derivative thereof or logo associated with those names are the valuable property of the Portfolio Manager and that the Fund and Investment Adviser have the right to use such name (or derivative or logo), in the Fund's prospectus, SAI and registration statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, and for so long as the Portfolio Manager is a Portfolio Manager to one or more Portfolios of the Fund. Neither the Fund nor the Investment Adviser shall use the Portfolio Manager's name or logo in promotional or sales related materials prepared by or on behalf of the Investment Adviser or the Fund, without prior review and written approval by the Portfolio Manager. Upon termination of this Agreement among the Fund, the Investment Adviser and the Portfolio Manager, the Fund and the Investment Adviser shall forthwith cease to use such name (or logo).

17.	LIMITATION AND LIABILITY.  A copy of the Agreement
and Declaration of Trust for the Fund is on file with the Secretary of the State of Massachusetts. The obligations of this Agreement shall be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer, employee, agent, or shareholder, whether past, present, or future, of the Fund individually.

18. DISCLOSURE ABOUT PORTFOLIO MANAGER. Portfolio Manager has reviewed the current Registration Statement for the Fund and agrees to promptly review future Registration Statements, including any supplements thereto which relate to Portfolio Manager or the Portfolios, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, with respect to the disclosure about
Portfolio Manager such Registration Statement contains, as of the date thereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. Portfolio Manager further agrees to notify Investment Adviser and the Fund immediately of any material fact known to Portfolio Manager respecting or relating to Portfolio Manager that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

19.	NOTICES.  All notices and other communications hereunder
shall be in writing sent by facsimile first, if practicable, but shall only be deemed given if delivered in person or by messenger, cable, certified mail with return receipt, or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses (or at such other address or number for a party as shall be specified by like notice):

A.	if to the Portfolio Manager, to:
			Janus Capital Management LLC
			100 Fillmore Street
			Denver, CO  80206
			Facsimile transmission number:  (303) 316-5728
			Attention:  Bonnie Howe

B.	if to the Adviser, to:
			Pacific Life Insurance Company
			700 Newport Center Drive
			Newport Beach, CA  92660
			Facsimile transmission number:  (949) 219-3706
			Attention:  Robin S. Yonis

C.	if to the Fund, to:
			Pacific Select Fund
			c/o Pacific Life Insurance Company
			700 Newport Center Drive
			Newport Beach, CA  92660
			Facsimile transmission number:  (949) 219-3706
			Attention:  Robin S. Yonis

20.	GENERAL

(a)	Portfolio Manager may perform its services through
any employee, officer, or agent of Portfolio Manager, and Investment Adviser shall not be entitled to the advice, recommendation, or judgment of any specific person.

(b)	The captions of this Agreement are included for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(c) 	This Agreement may be executed in several
counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

(d)	Each party to this Agreement agrees to cooperate
with each other party and with all appropriate governmental authorities having the requisite jurisdiction
(including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Fund.

(e)	If any term or provision or this Agreement or
the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(f)	This Agreement shall be governed by and interpreted
in accordance with the laws of the State of Colorado exclusive of conflicts of laws, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

PACIFIC LIFE INSURANCE COMPANY

Attest:  /s/ Audrey L. Milfs	By:  	/s/ Glenn S. Schafer
Name:	Audrey L. Milfs		Name:  Glenn S. Schafer
Title:   Vice President, 	Title:    President
Secretary

JANUS CAPITAL MANAGEMENT LLC

Attest:	 /s/ Justin B. Wright	By:   /s/ Bonnie M. Howe
Name:	Justin B. Wright	Name:  Bonnie M. Howe
Title:	Associate Counsel	Title: Vice President of
				Janus Capital Management LLC

PACIFIC SELECT FUND

				By:    /s/ Glenn S. Schafer
				Name:  Glenn S. Schafer
				Title: President



Exhibit A

PACIFIC SELECT FUND
FEE SCHEDULE
JANUS CAPITAL MANAGEMENT LLC

EFFECTIVE:  April 3, 2002

Portfolio:	Strategic Value

The Investment Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Strategic Value Portfolio at an annual rate equal to:

	Rate (%)		Break Point (assets)
	.55%			On first $100 million
	.50%			On next $400 million
	.45%			On excess


Portfolio:	Growth LT

The Investment Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Growth LT Portfolio at an annual rate equal to:

	Rate (%)		Break Point (assets)
	.55%			On first $100 million
	.50%			On next $400 million
	.45%			On excess


Portfolio:	Focused 30

The Investment Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Focused 30 Portfolio at an annual rate equal to:

	Rate (%)		Break Point (assets)
	.55%			On first $100 million
	.50%			On next $400 million
	.45%			On excess



These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.